                                                                  EXHIBIT 10.13

                             IWON CONTENT AGREEMENT

This CONTENT AGREEMENT (THE "AGREEMENT") CONNECTIVCORP/SEXHEALTH.COM, whose address is 29 West 57th Street, 9th Floor, New York, New York 10019 ("Company") and iWon, Inc. ("iWon") whose address is One Bridge Street, Irvington, New York 10533 shall be effective as of November 27, 2000 (the "Effective Date").

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. LICENSES AND OWNERSHIP.

      1.1 CONTENT LICENSE. Company hereby grants iWon, a royalty-free, non-exclusive, non-transferable worldwide license to exhibit, display, archive, transmit, e-mail, reproduce, reformat, modify, search and download all or any part of the content listed on Exhibit A to this Agreement (the "Content") in electronic form in connection with iWon-branded or co-branded media properties (the "Properties") developed by iWon or any entity in which iWon owns at least a twenty percent interest ("Affiliates") as such Properties may be distributed through any medium or means now known or hereafter developed and to allow users of the Properties to search, copy, transmit and download the Content. iWon shall have the right to sublicense the rights set forth herein to any Affiliate for inclusion in the Properties provided that the sublicensee comply with the terms and conditions of this Agreement.

      1.2 LIMITATIONS. The rights granted in Paragraph 1.1 above shall be limited as follows:

      (a) iWon shall include all reasonable credits, copyright notices, trademarks, service marks, trade names and logos which are contained on the Content provided to iWon (the "Marks") and iWon shall in no event omit, vary or otherwise change any of the Marks including without limitation, the size, color or style of the Marks.

      (b) iWon's right to modify and reformat the Content shall be limited to modifying and reformatting the Content to (i) fit the iWon look and feel; (ii) fit the format of the applicable Property; and (iii) to creating snippets or teasers consisting of a selected line from any individual item of the Content (the "Company Article").

      (c) iWon's right to send by e-mail (or similar technology) the Content shall be limited to e-mailing Company Articles on behalf of users of the Properties ("iWon Users") who have selected to have such Company Articles e-mailed to a third party for personal non-commercial use and the inclusion of Company Articles in e-mail communications sent by iWon to iWon Users.

      1.3 LICENSE TO USE COMPANY TRADEMARKS. Subject to reasonable trademark guidelines (to the extent they are provided by Company to iWon from time to time), Company hereby grants to iWon a royalty-free, non-exclusive, non-transferable, worldwide license to use and display the Marks on the Properties and on marketing and promotional materials relating to this Agreement.

      1.4   OWNERSHIP.

            1.4.1 iWon hereby acknowledges and agrees that, as between Company and iWon, Company is the sole owner of all right, title and interest in and to
(i) the Content, including all copyrights therein, and (ii) the Marks. iWon agrees not to do anything to contest or impair the trademark rights of the Company. All uses of the Marks shall inure to the benefit of Company. Upon any expiration or termination of this Agreement, iWon shall delete and discontinue use of the Marks.

            1.4.2 Company hereby acknowledges and agrees that, as between Company and iWon, iWon is the sole owner of all right, title and interest in and to all content on the Properties, including but not limited to iWon copyrights, trademarks service marks, trade names and logos (excluding the Content and Marks).

            1.4.3 iWon agrees to notify Company promptly of any unauthorized use of the Marks of which it has actual knowledge. Company shall have the sole right and discretion to bring proceedings alleging infringement of the Marks or unfair competition related thereto; provided however, that iWon agrees to provide Company with its reasonable cooperation and assistance, at Company's expense, with respect to any such infringement proceedings.

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                                       2


1.5 COMPANY ASSISTANCE. In addition to any responsibilities that may be set forth in Section 4 and Exhibit A, Company will provide on-going assistance to iWon with regard to technical, administrative, and service-oriented issues relating to the utilization, transmission, and maintenance of the Content, as iWon may reasonably request. Company will use its best efforts to ensure that the Content is accurate, comprehensive, and updated regularly.

1.6 USE OF CONTENT. In no event is iWon under any obligation to include all or a part of the Content on any of the Properties.

2. Fees. During the term of this Agreement, payment to iWon shall be made as set forth in Exhibit B to this Agreement.

3. CONTENT PAGES. iWon shall at its reasonable discretion place the content on the Sex & Relationships sub-channel or equivalent on the iWon Website. iWon shall create the links from a location on the Properties displaying the full text of a Company Article (the "Content Page") to the Company Website as further described in Exhibit A. In no event shall iWon place any links to the Company Website on portions of the Properties displaying only snippets, teasers, or portions of a Company Article.

4. DELIVERY. Company shall make available the Content to iWon on January 1st, 2001 thereafter all updates shall be provided by Company, in the method, format, manner and at the times set forth on Exhibit A. Company will be responsible for providing the Content at its expense.

5. ADVERTISING SALES AND EXCHANGE. iWon will have the sole and exclusive right to license or sell promotions, advertisements, links, pointers, sponsorships, or similar services or rights ("Advertisements") on the Properties, including the Content Pages. Upon thirty (30) days notice to Company, Company or iWon shall serve run of-site Advertisements (or targeted Advertisements if mutually agreed to between the parties) promoting iWon or a promotion in which iWon is involved ("iWon Advertisements") on the Company Website at any time during the term of this Agreement and upon request by Company and in compliance with iWon's then-current advertisement standards and guidelines, iWon shall serve the Advertisements promoting Company on the iWon Website in an amount equal to the value of iWon Advertisements served on Company Website. PRIOR TO THE EXECUTION OF THIS AGREEMENT, COMPANY SHALL EXECUTE THE IWON INSERTION ORDER FOR THE PURCHASE OF ONE HUNDRED THOUSAND DOLLARS ($100,000 IN ADVERTISING)

6. PAGE USAGE. iWon shall use reasonable efforts to provide Company, within thirty (30) days from the end of each month during the term of this Agreement, a report stating the number of times the Content Pages are displayed.

7.    TERM AND TERMINATION:

      7.1 Term. The term of this Agreement (the "Initial Term") shall commence on the Effective Date and will continue for two years from the date any Content is first displayed on any Property, as reasonably determined by iWon (the "Launch Date"). iWon shall have the right to terminate this Agreement on and any time twelve (12) months after the Launch Date with sixty
(60) days prior written notice. After the expiration of the Initial Term, this Agreement will revert to a month-to-month contract, which either party can terminate with thirty (30) days written notice.

      7.2 BREACH. In the event of any material breach of any term or provision under this Agreement by either party hereto, the non-breaching party may send a written notice explaining the nature of the breach to the breaching party. If any breach is not cured within thirty (30) days of receipt by the breaching party of such notice, the non-breaching party may terminate this Agreement immediately upon a second written notice to the breaching party.

      7.3 FAILURE TO DELIVER. If Company fails to deliver the Content on the times specified in Exhibit A for a continuous period of forty-eight (48) hours, iWon may terminate this Agreement by giving a written termination notice, which termination shall become effective upon receipt.

      7.4 BANKRUPTCY. In the event either party voluntarily files a petition in bankruptcy or has such a petition involuntarily filed against it (which petition is not discharged within thirty (30) days after filing) or is placed in a receivership or reorganization proceeding or is placed in a trusteeship involving an insolvency, or dissolves or ceases to do business or makes an assignment of all or substantially all of its assets for the benefit of creditors, the other party may terminate this

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                                        3

Agreement by giving a written termination notice, which termination shall become effective upon receipt.

      7.5 MERGER: ACQUISITION. iWon may immediately terminate this Agreement, which termination will be effective upon receipt, if a competitor of iWon merges with, acquires in whole or in part, or purchases all or substantially all of Company's assets.

      7.6 FORCE MAJEURE. Either party may terminate this Agreement in accordance with Section 11.3 hereof.

      7.7 EFFECT OF TERMINATION: SURVIVAL. A party's right to terminate this Agreement pursuant to this Section 7 shall be in addition to any other right or remedy available to such party under this Agreement, in law or at equity. Upon expiration or termination of this Agreement for any reason:

            (a) all licenses granted hereunder shall terminate, and both parties shall immediately discontinue use, if any, of the other party's trademarks, Confidential Information, Content, and other intellectual property; and iWon shall eliminate all hyperlinks (and corresponding icons) or other connections designated on Exhibit A;

            (b) within fifteen (15) days of the termination or expiration of this Agreement, each party shall return to the other party their respective Confidential Information or destroy the same. In the event of such destruction, the destroying party shall provide written confirmation of such destruction to the other party within thirty (30) days of such destruction; and

            (c) the parties' obligations under Sections 7.7, 8, 9, 10 and 11 shall survive any expiration or termination of this Agreement.

8. PRESS RELEASES. Subject to approval by iWon Company shall have ability to issue press release. Neither party shall make any public statement, press release or other announcement relating to the subject matter of this Agreement without the prior written approval of the other party, such approval not to be unreasonably withheld or delayed. Following the initial public announcement of the business relationship between the parties in accordance with the approval and other requirements contained herein, either party's subsequent factual reference to the existence of a business relationship between the parties in press releases or other public announcements will not require the prior approval of the other party.

9.    CONFIDENTIALITY:

      9.1 CONFIDENTIAL INFORMATION. "Confidential Information" means (a) business or technical information of either party, including but not limited to information relating to either party's product plans, designs, costs, product prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how; (b) any information designated by either party as "confidential" or "proprietary;" and (c) the terms and conditions of this Agreement.

      9.2 NON-DISCLOSURE. Each party agrees: (a) that it will not disclose to any third party or use the Confidential Information disclosed to it by the other party except as expressly permitted in this Agreement; and (b) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance.

      9.3 EXCEPTIONS. "Confidential Information" will not include information that: (a) is in or enters the public domain without breach of this Agreement;
(b) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation; (c) the receiving party knew prior to receiving such information from the disclosing party through no breach of confidentiality; or (d) the receiving party develops independently without use of the disclosing party's Confidential Information as evidenced by suitable written documentation.

10.   WARRANTIES, REPRESENTATIONS AND INDEMNIFICATION:

10.1  REPRESENTATIONS AND WARRANTIES.

            10.1.1 BV IWON. iWon represents and warrants that (a) iWon has full power and authority to enter into this Agreement, to cony out its obligations hereunder, and to grant the rights herein granted; and (b) the execution and delivery of this Agreement and the

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                                       4

transactions contemplated hereby do not and will not result in a breach, violation or default, of iWon's articles of incorporation or bylaws, or any agreement to which iWon may be bound.

            10.1.2 BY COMPANY. Company represents and warrants that (a) the Content and all materials contained therein and any Links to other materials do not and will not infringe or violate the intellectual property rights, moral rights, publicity right, privacy right or personality right of any third party or otherwise result in any tort, injury, damage or harm to any third party, and Company's exercise of its rights under this Agreement will not constitute an infringement or violation of the intellectual property rights of any third party; (b) Company has sufficient rights to the Content to grant iWon the rights set forth in this Agreement, including any necessary consent, authorization, release, clearance or license of any third party ("Release"), including any Release related to any rights of privacy or publicity, as may be necessary for Company to enter into this Agreement; (c) Company has full power and authority to enter into this Agreement, to carry out its obligations hereunder, and to grant the rights herein granted; (d) the execution and delivery of this Agreement and the transactions contemplated hereby do not and will not result in a breach, violation or default of Company's articles of incorporation or bylaws, or any agreement to which Company may be bound; (e) the Content does not contain any material or information that is libelous, slanderous, defamatory or obscene; and (f) Company will not knowingly or as a result of its negligence deliver Content that contains material errors or omissions.

10.2  INDEMNIFICATION.

      10.2.1 Subject to compliance with Section 10.2.2 hereof, each party (the "Indemnifying Party") will defend, indemnify and hold harmless the other party (the "Indemnified Party"), and the respective directors, officers, employees, agents and affiliates of the Indemnified Party, from and against any and all claims, costs, losses, damages, judgments and expenses (including reasonable attorneys' fees) arising out of, relating to, or incurred as a result of (a) any failure by the Indemnifying Party to perform its obligations under this Agreement; (b) the breach or inaccuracy of a representation or warranty made by, or breach of a covenant of, the Indemnifying Party hereunder; (c) the negligence or willful misconduct of the Indemnifying part in performance of its obligations under this Agreement; and (iv) any actual or alleged misconduct violation of applicable law in connection with Indemnifying Party's activities hereunder.

      10.2.2 The Indemnified Party shall promptly notify the Indemnifying Party of any such claim of which it becomes aware and shall: (a) at the Indemnifying Party's expense, provide reasonable cooperation to the Indemnifying Party in connection with the defense or settlement of any such claim; and (b) at the Indemnified Party's expense, be entitled to participate in the defense of any such claim.

      10.2.3 The Indemnified Party agrees that the Indemnifying Party shall have sole and exclusive control over the defense and settlement of any such third party claim. However, the Indemnifying Party shall not acquiesce to any judgment or enter into any settlement that adversely affects the Indemnified Party's rights or interests without prior written consent of the Indemnified Party.

10.3  DISCLAIMERS AND LIABILITY:

            10.3.1 DISCLAIMER OF OTHER WARRANTIES. EXCEPT AS SPECIFIED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND THE PROPERTIES ARE PROVIDED "AS IS" AND "AS AVAILABLE".

            10.3.2 LIMITATION OF LIABILITY. EXCEPT AS PROVIDED IN SECTION 10.2 AND FOR A BREACH OF SECTION 9, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS, OR ANY FORM OF SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

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                                       5

EACH PARTY'S LIABILITY (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED), PRODUCT LIABILITY OR STRICT LIABILITY OF A PARTY) UNDER THIS AGREEMENT OR WITH REGARD TO ANY OF THE SERVICES RENDERED UNDER THIS AGREEMENT WILL IN NO EVENT EXCEED $1,000.

      10.3.3 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY SCHEDULE HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) MADE BY THE PARTIES HEREIN.

11.   MISCELLANEOUS:

      11.1 NOTICES. Any notice required or permitted to be given under this Agreement shall be given in writing and shall be delivered by personal delivery, telegram, receipted facsimile transmission or by certified or registered mail, postage prepaid, return receipt requested, and shall be deemed given upon personal delivery, five (5) days after deposit in the mail or upon acknowledgment of receipt of electronic transmission. Notices shall be sent to the signatory of this Agreement at the address set forth at the beginning of this Agreement or such other address as either party may specify in writing.

      11.2 WAIVER OR DELAY. Any waiver of any kind or character by either party of a breach of this Agreement must be in writing, shall be effective only to the extent set forth in such writing, and shall not operate or be construed as a waiver of any subsequent breach by the other party. No failure of either party to insist upon strict compliance by the other with any obligation or provision hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms of this Agreement. Nor shall either party's delay or omission in exercising any right, power or remedy upon a breach or default by the other party impair any such right, power or remedy. The exercise of any right or remedy provided in this Agreement shall be without prejudice to the right to exercise any other right or remedy provided by law or equity.

      11.3 FORCE MAJEURE. If by reason of labor disputes, strikes, lockouts, action of the elements, governmental restrictions, appropriation or other similar causes beyond the control of a party hereto (a "Force Majeure Event"), such party is unable to perform in whole or in part its obligations as set forth in this Agreement, then such party shall be relieved of those obligations to the extent it is so unable to perform and such inability to perform shall not make such party liable to the other party (the "Non-Affected Party") and such party shall give notice to the Non-Affected Party. Neither party shall be liable for any loss, injury, delay or damages suffered or incurred by the other party due to the above causes. If a Force Majeure Event continues for a period of at least seventy-two (72) continuous hours, the Non-Affected Party may terminate this Agreement by giving a written termination notice, which termination shall become effective upon receipt.

      11.4 SEVERABILITY. The provisions of this Agreement are severable and if any one or more of such provisions shall be determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions thereof shall not in any way be affected or impaired thereby and shall nevertheless be binding between the parties hereto.

      11.5 GOVERNING LAW; DISPUTES. This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of laws principles. Any litigation under this Agreement will be brought in the federal or state courts in the State of New York and the parties hereby consent to the personal jurisdiction and venue therein.

      11.6 ASSIGNMENT. Neither party shall directly or indirectly assign this Agreement without the prior written consent of the other party. Notwithstanding the foregoing and subject to Section 7.5 hereof, either party may, without the prior consent of the other party, assign or transfer this Agreement as part of a corporate reorganization, consolidation, merger or sale of all or substantially all of its assets to another entity provided said entity assumes all of such party's obligations hereunder.

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                                       6

      11.7 RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement shall be construed as creating any agency, partnership, or other form of joint enterprise between the parties. The relationship between the parties shall at all times be that of independent contractors. Neither party shall have authority to contract for or bind the other in any manner whatsoever.

      11.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11.9 ENTIRE AGREEMENT. This Agreement (together with the Exhibits hereto) constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all other agreements, written or oral, that the parties heretofore may have had with respect to the subject matter herein.

      11.10 THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties and their respective successors and assigns, any rights, remedies, obligations or liabilities.

      11.11 COMPLIANCE WITH LAWS. Each party shall comply with all applicable laws, regulations, rules, ordinances, and orders regarding its respective activities related to this Agreement.

      11.12 HEADINGS. Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives:


CONNECTIVCORP/SEXHEALTH.COM


By: /s/ Elliot Goldman
   ---------------------------

Name: Elliot Goldman
     -------------------------

Title: Chief Operating Officer
      ------------------------



IWON, INC.


By: /s/ Dae Mellencamp
   ---------------------------

Name: Dae Mellencamp
     -------------------------

Title: VP, Content
      ------------------------

                                    EXHIBIT A

                                 SPECIFICATIONS



1. CONTENT
   -------


Description of Content    Delivery Method        Frequency
--------------------------------------------------------------------------------
A. 10 to 12_ Sexual       By email to iWon       10 to 12_questions and
Health Questions and                             answers a month for the term
Answers                                          of the Agreement
--------------------------------------------------------------------------------
B. 10 to 12_ Sexual       By email to iWon       10 to 12 sexual health related
Health related facts and                         facts and figures a month for
figures                                          the term of the Agreement,
                                                 not to exceed one a day
--------------------------------------------------------------------------------
C. One article of each    By email to iWon       10 to 12 sexual health related
of the following:                                articles from the categories
   a) STDs;                                      outlined in the description of
   b) Sex and                                    content or other sexual health
relationship;                                    articles at discretion of
   c) Sex and                                    Company a month for the term
parenting;                                       of the agreement
   d) Reproductive
Health; and
   e) Menopause


--------------------------------------------------------------------------------

2. Link The following links shall appear on each Content Page:

        a) A "powered by" link on each Content Page with the sexhealth.com logo linked to Company website will be provided at the top of each content page provided by Sexhealth.com.
             b) A text link and Company slogan shall appear on the bottom of each Content Page linking to the Company Website. The text link to state "Visit Sexhealth.com for more information" and the slogan shall read "Your authoritative site for Expert Information on Sexual Health."

                                    EXHIBIT B

                                  PAYMENT TERMS



iWon and Company shall split the monthly Advertising Revenues generated on the Content Page seventy percent (70%) to iWon and thirty percent (30%) to Company.

"Advertising Revenues" means the aggregate amounts received by Company or iWon, as applicable arising from the license or sale of Advertisements less applicable Advertising Sales Commissions and sales tax.

"Advertising Sales Commission" means (i) actual amounts paid as commission to a third party agency or agencies by either buyer or seller in connection with sale of advertisements or (ii) 25%, in the event that Company and/or iWon has sold the advertisement directly and will not be deducting any third party agency commissions.